Exhibit 10.3
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FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is entered into as of the 9th day of January, 2019 (the “First Amendment Effective Date”) by and between CIO UNIVERSITY TECH, LLC, a Delaware limited liability company (“Landlord”), and LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, on or about April 20, 2018, Landlord, as landlord, and Tenant, as tenant, entered into that certain Lease (the “Lease”) wherein Tenant leased certain real property in Orange County, Florida consisting of approximately 12,378 square feet of rentable area known as Suite 180 located at 12565 Research Parkway, Orlando, FL 32826 (the “Premises”); and

WHEREAS, the Commencement Date under the Lease was December 1, 2018; and

WHEREAS, Landlord and Tenant desire to memorialize a rent credit as a full and final settlement of any amounts that may be due from Landlord to Tenant as a result of the delivery of the Premises to Tenant after the Outside Commencement Date; and

WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects hereinafter set forth.

NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

1. Recitals. The above recitals are true and correct and are hereby incorporated by this reference.

2. Definitions. All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

3. Delay Concession. Landlord shall provide a rent concession to Tenant in the amount of Twenty-Four Thousand Two Hundred Three and 70/100 Dollars ($24,203.70) (the “DelayConcession”), which Delay Concession shall be credited against Annual Minimum Rent and Additional Rent due from Tenant to Landlord for the month of February 2019. Tenant shall pay any amounts of Annual Minimum Rent and Additional Rent for February 2019 in excess of the Delay Concession as they come due under the Lease. The parties acknowledge that the Delay Concession is a full and final settlement of amounts owed from Landlord to Tenant as a result of delivery of the Premises after the Outside Commencement Date pursuant to Section 2.2 of the Lease.

4. Brokerage Commission. Tenant represents and warrants it has dealt with no broker, agent, or other person representing Tenant in connection with this First Amendment other than Landlord’s broker, Tower Realty Partners, Inc. (“Landlord Broker”), and Tenant shall indemnify and hold Landlord and Landlord’s property manager and leasing agent(s) harmless from and against any and all claims by any other broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant in connection with the negotiation and execution of this First Amendment, including all costs, expenses and liabilities incurred by Landlord in connection with any such claim, including, without limitation, attorneys’ fees and expenses. Landlord represents and warrants it has dealt with no broker, agent, or other person representing Landlord in connection with this First Amendment other than Landlord Broker and Landlord shall indemnify and hold Tenant harmless from and against any and all claims by any other broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord in connection with the negotiation and execution of this First Amendment, including all costs, expenses and liabilities incurred by Tenant in connection with any such claim, including, without limitation, attorneys’ fees and expenses. Landlord Broker will be compensated by Landlord through a separate agreement for any fee or commission that may be due and payable to Landlord Broker by virtue of its involvement in this First Amendment.

5.
Miscellaneous.

(a) Ratification. The foregoing terms and conditions are hereby incorporated into the Lease effective as of the First Amendment Effective Date. Except as specifically amended by the provisions of this First Amendment, the terms and provisions of the Lease shall continue to control the rights and obligations of the parties. The Lease, as amended, contains the entire agreement between Landlord and Tenant as to the Premises, and there are no other agreements, oral or written, between Landlord and Tenant relating to the Premises. Tenant certifies as of the First Amendment Effective Date: (a) that it has no offsets, defenses, or claims as to its obligations under the Lease; (b) that there are no defaults existing under the Lease on the part of either Landlord or Tenant; and (c) there is no existing basis for Tenant to terminate the Lease.

(b) Conflict. In the event of a conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall control.

(c) Successors and Assigns. This First Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

(d) No Offer. Submission of this First Amendment by Landlord or Tenant is not an offer to enter into this First Amendment. Neither Landlord nor Tenant shall be bound by this First Amendment until both Landlord and Tenant have executed it and delivered the same to the other party.

(e) Final Agreement. This First Amendment constitutes the final agreement between the parties. It is the complete and exclusive expression of the parties’ agreement on the matters contained in this First Amendment. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this First Amendment are expressly merged into and superseded by this First Amendment. The provisions of this First Amendment may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. In entering into this First Amendment, neither party has relied upon any statement, representation, warranty, or agreement of the other party except for those expressly contained in this First Amendment. There are no conditions precedent or approvals of any First parties to the effectiveness of this First Amendment, other than those (if any) expressly stated in this First Amendment.

(f) Counterparts. This First Amendment may be executed in counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile signature of either party shall constitute an original signature of such party for all purposes and is binding on said party. This First Amendment is effective upon full execution of this First Amendment.

(g) Rules of Construction. This First Amendment shall be interpreted without regard to any presumption or rule requiring construction against the party causing this First Amendment to be drafted. No inference shall be drawn from the modification or deletion of versions of the provisions of this First Amendment contained in any drafts exchanged between the parties before execution of the final version of this First Amendment that would be inconsistent in any way with the construction or interpretation that would be appropriate if the prior drafts had never existed.

(h) Review by Counsel. Each party has reviewed this First Amendment and all of its terms with legal counsel, or had an opportunity to review this First Amendment with legal counsel, and is not relying on any representations made to him by any other person concerning the effect of this First Amendment.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment in manner and form sufficient to bind them as of the day and year first above written.

Signed, sealed and delivered in the presence of:	LANDLORD:

CIO UNIVERSITY TECH, LLC, a
Delaware limited liability company

By: SCCP CENTRAL VALLEY GP CORP., a Delaware corporation, as Manager
/s/ Cori Hansen
Print Name: Cori Hansen	BY: /s/ James Farrar
(name of first witness)	NAME: James Farrar
TITLE: President
/s/ Nina Fitzpatrick
Print Name: Nina Fitzpatrick
(name of second witness)

Signed, sealed and delivered in the presence of:	TENANT:

/s/ Natalie Cockayne	LIGHTPATH TECHNOLOGIES, INC., a
Print Name: Natalie Cockayne	Delaware corporation
(name of first witness)
BY: /s/ J. James Gaynor
/s/ Dorothy M. Cipolla	NAME: J. James Gaynor
Print Name: Dorothy M. Cipolla	TITLE: President & CEO
(name of second witness)

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